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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                       (Date of earliest event reported):
                                  July 12, 1999


                                   BELDEN INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)




                1-12280                                76-0412617
        (Commission File Number)           (I.R.S. Employer Identification No.)


   7701 Forsyth Boulevard, Suite 800
          St. Louis, Missouri                             63105
(Address of principal executive offices)               (Zip code)


               Registrant's telephone number, including area code
                                 (314) 854-8000





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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On June 28, 1999, Registrant acquired the outstanding shares of the common stock of Cable Systems Holding Company ("Holding Company"), a Delaware corporation, from Cable Systems Holding, L.L.C. ("CSH"), a Delaware limited liability company, and certain other individuals and entities either employed by or otherwise affiliated with Holding Company. Holding Company owns all of the outstanding capital stock of Cable Systems International Inc. ("CSI"), a Delaware corporation. CSI manufactures copper cable products primarily for telecommunications applications. Registrant intends to continue to use CSI's assets for such purpose.

     Registrant completed the acquisition by merging its wholly-owned subsidiary, Ashes Merger Corp. ("Ashes"), a Delaware corporation, into Holding Company, with Holding Company being the surviving corporation. The merger was completed pursuant to an Agreement and Plan of Merger ("Merger Agreement") entered into by Registrant, Ashes, Holding Company, CSH, and certain other parties, who together with CSH owned all of the outstanding shares of the common stock of Holding Company.

     At the effective time of the merger, each share of the issued and outstanding common stock of Ashes, was cancelled and converted into one share of the common stock of Holding Company ("Newly-Issued Shares"). After the merger, the Newly-Issued Shares of Holding Company constituted all of the issued and outstanding shares of the common stock of Holding Company.

     At the effective time of the merger, each share of the outstanding and issued common stock of Holding Company (and each option or warrant that upon exercise would give the holder the right to receive shares of common stock of Holding Company), which were held immediately prior to such time, were cancelled and converted into a right to receive a cash amount. The consideration Registrant paid in connection with the transaction totaled $183,456,082, including $2,500,000 yet to be paid into an escrow account. This amount includes payment of the outstanding amounts owed by Holding Company and CSI under a credit agreement and amounts owed to holders of preferred stock of Holding Company.

     Registrant received funding to complete the merger from three sources: (i) a credit agreement between Registrant, as borrower, and NationsBank, N.A., (ii) an uncommitted line of credit between Registrant's wholly-owned subsidiary, Belden Wire & Cable Company ("BWC"), as borrower, and Wachovia Bank of Georgia, N.A., and (iii) a credit agreement among BWC, as borrower, several financial institutions, and Bank of America National Trust and Savings Association, as Agent.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of Holding Company

          It is impractical to provide the required financial statements with respect to Holding Company at this time. Such financial statements will be filed with the Securities


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     and Exchange Commission as soon as such financial statements are available, but not later than 60 days from the due date for filing this report.

(b)  Pro Forma Financial Information

          It is impractical to provide the pro forma financial information with respect to the acquisition at this time. Such pro forma financial information will be filed with the Securities and Exchange Commission as soon as such financial information is available, but not later than 60 days from the due date for filing this report.

(c)  Exhibits

          2. Agreement and Plan of Merger dated May 21, 1999. The schedules and exhibits of the Agreement and Plan of Merger have been omitted, but the Registrant will furnish a copy of the schedules and exhibits to the Securities and Exchange Commission upon request.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BELDEN INC.


Date:  July 12, 1999              By: /s/ Richard K. Reece
                                      ----------------------------------------
                                      Richard K. Reece
                                      Vice President, Finance, Treasurer and
                                      Chief Financial Officer
                                      (Chief Financial and Accounting Officer)